Exhibit 99.1
PRESS RELEASE
REINSURANCE GROUP OF AMERICA REPORTS THIRD-QUARTER RESULTS
•	Third-quarter net income and operating* income per diluted share increase to $1.72

•	Premiums up 17 percent to $1.6 billion
ST. LOUIS, October 25, 2010 — Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported third-quarter net income of $128.2 million, or $1.72 per diluted share, compared to $118.2 million, or $1.61 per diluted share in the prior-year quarter. Operating income* totaled $127.7 million, or $1.72 per diluted share, compared to $114.6 million, or $1.56 per diluted share in the year-ago quarter. Operating income per diluted share increased 10 percent over a solid year-ago quarter.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2010	2009	2010	2009
Net premiums	$1,647,300	$1,405,179	$4,857,781	$4,126,407
Net income	128,232	118,208	377,690	294,677
Net income per diluted share	1.72	1.61	5.06	4.03
Operating income*	127,703	114,571	342,610	312,488
Operating income per diluted share*	1.72	1.56	4.59	4.28
Book value per share	68.30	51.83
Book value per share (excl. Accumulated Other Comprehensive Income “AOCI”)*	53.82	47.47
Total assets	28,934,028	24,162,113

*	See ‘Use of Non-GAAP Financial Measures’ below
Year-to-date net income increased to $377.7 million, or $5.06 per diluted share, from $294.7 million, or $4.03 per diluted share, in the year-ago period. Operating income* totaled $342.6 million, or $4.59 per diluted share, compared with $312.5 million, or $4.28 per diluted share, the year before. Foreign currency fluctuations benefited year-to-date operating income per diluted share by $0.14. Net premiums increased $731.4 million, or 18 percent, and net investment income rose $76.1 million, or 9 percent, compared to the first nine months of 2009. Net premiums for the group reinsurance business acquired at the beginning of the year totaled $227.6 million.
For the quarter, consolidated net premiums were up 17 percent, to $1,647.3 million, including $80.6 million from the group reinsurance business. Holding foreign exchange rates constant, premiums rose 16 percent. Investment income decreased 4 percent to $287.5 million from $299.5 million in the year-earlier quarter, with average investment yields of 5.66 percent and 5.71 percent, respectively. Excluding the change in valuation of option contracts supporting equity-indexed annuities, investment income increased $43.1 million, or 16 percent, to $313.3 million. Stronger foreign currencies contributed approximately $1.2 million after taxes, or $0.02 per share, to operating results when compared to 2009.
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Congress has not passed an extension of the existing active financing exception legislation this year, so the company increased its tax provision by $5.0 million during the quarter, an adverse effect of $0.07 and $0.20 per diluted share for the third quarter and first nine months, respectively.
A. Greig Woodring, president and chief executive officer, commented, “We are pleased with our third-quarter operating results. Our overall claims experience approximated our expectations. In addition, consolidated premiums continued to grow in line with expectations and our book value continued to benefit from consistent earnings contributions and a strengthening investment portfolio. Impairments for the quarter were not significant. Our net unrealized gain position increased by $362.4 million and our book value improved by $555.1 million, or 12 percent, ending the quarter at $68.30 per share.
“Our annualized operating return on equity was 13 percent for the quarter. We continue to evaluate business opportunities and believe we are well-positioned to serve our clients’ needs across the globe. We remain confident in the longer-term performance expectations of our business.”
SEGMENT RESULTS
U.S.
The U.S. Traditional sub-segment reported pre-tax income of $114.1 million for the quarter compared with $63.8 million in the prior year. Pre-tax operating income increased to $101.1 million from $84.7 million the year before, when higher-than-expected mortality experience adversely affected results. Current-quarter mortality experience was generally in line with expectations. The segment’s group business contributed to the increase over the prior-year period. Net premiums were up 16 percent, to $930.1 million from $801.4 million in the prior-year quarter, with the U.S. group reinsurance business accounting for $77.1 million. Excluding the effect of the group reinsurance business, premiums were up 6 percent.
The U.S. Asset Intensive business reported a pre-tax loss of $6.6 million, primarily related to changes in the value of embedded derivatives on funds withheld treaties. A pre-tax gain of $37.9 million was posted in the year-ago quarter. On an operating basis, the business contributed pre-tax operating income of $14.0 million versus a very strong $19.7 million a year ago.
Canada
Canadian operations reported pre-tax net income of $33.5 million, compared to $18.8 million in the third quarter of 2009. Pre-tax operating income increased 28 percent to $28.0 million from last year’s $21.8 million, reflecting favorable mortality in the current quarter. Foreign currency fluctuations benefited pre-tax operating income by approximately $0.3 million. On a Canadian dollar basis, net premiums increased 27 percent. On a U.S. dollar basis, net premiums were up
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$52.2 million, or 34 percent, to $205.6 million from $153.4 million last year. The increase in net premiums primarily reflected a new longevity transaction, which contributed $55.2 million, including a one-time up-front premium of $43.3 million.
Asia Pacific
Asia Pacific reported strong pre-tax net income of $28.5 million compared with a slightly better prior-year result of $30.9 million. Pre-tax operating income totaled $27.4 million compared with $28.0 million a year ago, reflecting favorable claims experience in both periods. Favorable foreign currency exchange of $1.0 million helped the current-quarter pre-tax operating result. Net premiums increased to $273.8 million from $242.4 million in the prior year, with strong production in Australia, Japan and Taiwan. Net premiums, when compared to the prior-year quarter, benefited by approximately $17.7 million due to foreign currency fluctuations.
Europe & South Africa
Europe & South Africa’s third-quarter pre-tax net income increased to $17.5 million from $7.0 million in the year-ago quarter. Pre-tax operating income was $15.7 million compared with $6.7 million last year. Net premiums increased to $233.0 million from $204.2 million in the prior-year quarter. Strong UK results were primarily responsible for the segment’s increases in pre-tax operating income and net premiums. Foreign currency exchange rates had adverse effects totaling $12.5 million and $1.2 million on net premiums and pre-tax operating income, respectively.
Corporate and Other
As indicated earlier, the company’s third-quarter effective tax rate included a $5.0 million provision related to the expiration of active financing exception tax rules. It is possible that Congress will pass an extender package later this year, at which point the cumulative additional tax provision of $14.9 million would be reversed. Interest expense totaled $25.2 million this quarter compared with $5.2 million in the prior-year quarter. The increase is primarily due to a reversal of interest expense in the prior-year period associated with the settlement of an uncertain tax position in a previous tax year. There was no such settlement in the current quarter, but the company expects a similar reversal in a future period when the next tax year is settled.
Dividend Declaration
The company’s board of directors declared a regular quarterly dividend of $0.12, payable November 26 to shareholders of record as of November 5.
Earnings Conference Call
A conference call to discuss the company’s third-quarter results will begin at 9 a.m. Eastern Time on Tuesday, October 26. Interested parties may access the call by dialing 877-723-9523 (domestic) or 719-325-4904 (international). The access code is 8045459. A live audio webcast
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of the conference call will be available on the company’s investor relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call. A telephonic replay will also be available through November 3 at 888-203-1112 (domestic) or 719-457-0820 (international), access code 8045459.
The company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the company posts periodic reports, press releases and other useful information on its investor relations website.
Use of Non-GAAP Financial Measures
RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company’s continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company’s ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income. Reconciliations to GAAP net income are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Quarterly Results” tab and in the “Featured Report” section.
Book value per share outstanding before impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.
Operating return on equity is a non-GAAP financial measure calculated as operating income divided by average shareholders’ equity excluding AOCI.
About RGA
Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance with subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, the Netherlands, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.5 trillion of life reinsurance in force, and assets of $28.9 billion.
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Cautionary Statement Regarding Forward-looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on our liquidity, access to capital, and cost of capital, (2) the impairment of other financial institutions and its effect on our business, (3) requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements, (4) the fact that the determination of allowances and impairments taken on our investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation, or claims experience, (6) changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition, (7) inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities, (11) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (12) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which we operate, (17) competitive factors and competitors’ responses to our initiatives, (18) the success of our clients, (19) successful execution of our entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) our ability to successfully integrate and operate reinsurance business that we acquire, (22) regulatory action that may be taken by state Departments of Insurance with respect to us, (23) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers, and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics, or pandemics anywhere in the world where we or our clients do business, (25) changes in laws, regulations, and accounting
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standards applicable to us, our subsidiaries, or our business, (26) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (27) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to review the risk factors in our 2009 Form 10-K.
Investor Contact
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Operating Income
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2010	2009	2010	2009
GAAP net income	$128,232	$118,208	$377,690	$294,677
Reconciliation to operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(25,041)	13,170	(110,127)	153,378
Capital (gains) losses on funds withheld:
Included in investment income	(4,221)	—	(7,920)	—
Included in policy acquisition costs and other insurance expenses	621	—	1,073	—
Embedded derivatives:
Included in investment related (gains) losses, net	35,676	(40,027)	21,776	(183,263)
Included in interest credited	27,996	(3,412)	23,165	(16,994)
Included in policy acquisition costs and other insurance expenses	(2,723)	124	(1,587)	2,108
DAC offset, net	(32,837)	26,508	38,540	87,851
Gain on debt repurchase	—	—	—	(25,269)

Operating income	$127,703	$114,571	$342,610	$312,488

Reconciliation of Consolidated Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2010	2009	2010	2009
Income before income taxes	$197,173	$182,551	$588,560	$432,180
Reconciliation to pre-tax operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(37,747)	20,616	(168,073)	237,722
Capital (gains) losses on funds withheld:
Included in investment income	(6,494)	—	(12,184)	—
Included in policy acquisition costs and other insurance expenses	954	—	1,650	—
Embedded derivatives:
Included in investment related (gains) losses, net	54,885	(61,581)	33,501	(281,943)
Included in interest credited	43,070	(5,248)	35,638	(26,144)
Included in policy acquisition costs and other insurance expenses	(4,189)	191	(2,442)	3,243
DAC offset, net	(50,519)	40,780	59,291	135,155
Gain on debt repurchase	—	—	—	(38,875)

Pre-tax operating income	$197,133	$177,309	$535,941	$461,338

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

	Three Months Ended September 30, 2010
		Capital		Change in
	Pre-tax net	(gains) losses,		value of		Pre-tax
	income	derivatives		embedded		operating
(Unaudited)	(loss)	and other, net		derivatives, net		income
U.S. Operations:
Traditional	$114,075	$(13,009)		$—		$101,066
Asset Intensive	(6,606)	(19,935	)(1)	40,530	(2)	13,989
Financial Reinsurance	4,317	44		—		4,361

Total U.S.	111,786	(32,900)		40,530		119,416
Canada Operations	33,468	(5,431)		—		28,037
Europe & South Africa	17,494	(1,808)		—		15,686
Asia Pacific Operations	28,483	(1,094)		—		27,389
Corporate and Other	5,942	663		—		6,605

Consolidated	$197,173	$(40,570)		$40,530		$197,133

(1)	Asset Intensive is net of $2,717 DAC offset.

(2)	Asset Intensive is net of $(53,236) DAC offset.

	Three Months Ended June 30, 2009
		Capital	Change in
		(gains) losses,	value of		Pre-tax
	Pre-tax net	derivatives	embedded		operating
(Unaudited)	income	and other, net	derivatives, net		income
U.S. Operations:
Traditional	$63,783	$20,880	$—		$84,663
Asset Intensive	37,874	624 (1)	(18,768	)(2)	19,730
Financial Reinsurance	2,749	(2)	—		2,747

Total U.S.	104,406	21,502	(18,768)		107,140
Canada Operations	18,847	2,975	—		21,822
Europe & South Africa	6,981	(268)	—		6,713
Asia Pacific Operations	30,925	(2,954)	—		27,971
Corporate and Other	21,392	(7,729)	—		13,663

Consolidated	$182,551	$13,526	$(18,768)		$177,309

(1)	Asset Intensive is net of $(7,090) DAC offset.

(2)	Asset Intensive is net of $47,870 DAC offset.
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

	Nine Months Ended September 30, 2010
		Capital		Change in
		(gains) losses,		value of		Pre-tax
	Pre-tax net	derivatives		embedded		operating
(Unaudited)	income	and other, net		derivatives, net		income
U.S. Operations:
Traditional	$276,714	$(18,578)		$—		$258,136
Asset Intensive	75,517	(48,184	)(1)	18,972	(2)	46,305
Financial Reinsurance	11,902	63		—		11,965

Total U.S.	364,133	(66,699)		18,972		316,406
Canada Operations	86,189	(9,201)		—		76,988
Europe & South Africa	50,477	(3,614)		—		46,863
Asia Pacific Operations	78,689	(3,051)		—		75,638
Corporate and Other	9,072	10,974		—		20,046

Consolidated	$588,560	$(71,591)		$18,972		$535,941

(1)	Asset Intensive is net of $107,016 DAC offset.

(2)	Asset Intensive is net of $(47,725) DAC offset.

	Nine Months Ended September 30, 2009
		Capital		Change in
		(gains) losses,		value of		Gain on	Pre-tax
	Pre-tax net	derivatives		embedded		debt	operating
(Unaudited)	income	and other, net		derivatives, net		repurchase	income
U.S. Operations:
Traditional	$181,420	$76,042		$—		$—	$257,462
Asset Intensive	30,797	(24,982	)(1)	26,159	(2)	—	31,974
Financial Reinsurance	11,264	(72)		—		—	11,192

Total U.S.	223,481	50,988		26,159		—	300,628
Canada Operations	60,547	(3,405)		—		—	57,142
Europe & South Africa	27,879	(676)		—		—	27,203
Asia Pacific Operations	60,018	(242)		—		—	59,776
Corporate and Other	60,255	(4,791)		—		(38,875)	16,589

Consolidated	$432,180	$41,874		$26,159		$(38,875)	$461,338

(1)	Asset Intensive is net of $(195,848) DAC offset.

(2)	Asset Intensive is net of $331,003 DAC offset.
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2010	2009	2010	2009
Diluted earnings per share from operating income	$1.72	$1.56	$4.59	$4.28

Earnings per share from net income:
Basic earnings per share	$1.75	$1.62	$5.17	$4.05
Diluted earnings per share	$1.72	$1.61	$5.06	$4.03

Weighted average number of common and common equivalent shares outstanding	74,420	73,286	74,574	73,037

	At or for the Nine Months
	Ended September 30,
(Unaudited)	2010	2009
Treasury shares	192	573
Common shares outstanding	73,172	72,790
Book value per share outstanding	$68.30	$51.83
Book value per share outstanding, before impact of AOCI	$53.82	$47.47
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2010	2009	2010	2009
Revenues:
Net premiums	$1,647,300	$1,405,179	$4,857,781	$4,126,407
Investment income, net of related expenses	287,504	299,471	883,433	807,303
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(4,904)	(16,945)	(15,823)	(88,282)
Other-than-temporary impairments on fixed maturity securities transferred to (from) accumulated other comprehensive income	26	(4,000)	2,231	12,135
Other investment related gains (losses), net	(11,902)	63,304	150,989	124,432

Total investment related gains (losses), net	(16,780)	42,359	137,397	48,285
Other revenue	37,515	31,972	108,990	140,992

Total revenues	1,955,539	1,778,981	5,987,601	5,122,987

Benefits and expenses:
Claims and other policy benefits	1,393,891	1,155,811	4,076,310	3,449,251
Interest credited	94,776	85,153	230,879	194,959
Policy acquisition costs and other insurance expenses	157,058	271,789	760,509	778,993
Other operating expenses	85,409	76,403	259,755	214,247
Interest expense	25,191	5,243	65,781	46,955
Collateral finance facility expense	2,041	2,031	5,807	6,402

Total benefits and expenses	1,758,366	1,596,430	5,399,041	4,690,807

Income before income taxes	197,173	182,551	588,560	432,180
Income tax expense	68,941	64,343	210,870	137,503

Net income	$128,232	$118,208	$377,690	$294,677

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